UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2008

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the filing today by Lehman Brothers Holdings Inc. (Lehman Brothers) of a Chapter 11 bankruptcy petition, Wells Fargo & Company (the Company) will record other-than-temporary impairment and take a non-cash charge to earnings in third quarter 2008 for investments in senior unsecured notes and perpetual preferred securities issued by Lehman Brothers. The Company’s investments in the notes and preferred securities are included in securities available for sale at a cost of approximately $90 million and $109 million, respectively. The notes currently trade at 25-30 cents on the dollar. The preferred securities currently trade at less than one percent of par value. The Company estimates that as of September 12, 2008, it had approximately $50 million of unsecured counterparty exposure to Lehman Brothers. The Company has no direct lending exposure to Lehman Brothers, and the Wells Fargo Advantage Money Market Funds do not have any direct exposure to Lehman Brothers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2008		WELLS FARGO & COMPANY

	By:	/s/ Richard D. Levy
Richard D. Levy
Executive Vice President